Exhibit 10.1

SECOND AMENDMENT AGREEMENT

SECOND AMENDMENT AGREEMENT, dated as of January 4, 2019 (this "Agreement"), by and among Seelos Therapeutics, Inc., a Delaware corporation, ("Seelos"), Apricus Biosciences, Inc., a Nevada corporation ("Apricus"), and the investor listed on the signature pages attached hereto (the "Investor").  All terms used and not defined herein are used as defined in the Securities Purchase Agreement and the Warrants (each as defined below), as applicable.

WHEREAS, Apricus and Seelos entered into that certain Securities Purchase Agreement, dated as of October 16, 2018 (as amended pursuant to that certain Amendment Agreement, dated November 16, 2018, by and among the parties thereto (the "First Amendment"), the "Securities Purchase Agreement"), with the Investor, a Buyer, and the other Buyers listed on the signature pages attached thereto;

WHEREAS, pursuant to the Securities Purchase Agreement: (i) Seelos agreed to issue to the Investor (x) the number of Initial Common Shares set forth opposite the Investor's name in column (3) of the Schedule of Buyers attached to the Securities Purchase Agreement and (y) up to the number of Additional Common Shares set forth opposite the Investor's name in column (4) of the Schedule of Buyers attached to the Securities Purchase Agreement and (ii) Apricus agreed to issue to the Investor (x) Series A Warrants to acquire Apricus Common Stock in the form attached as Exhibit B-1 to the Securities Purchase Agreement (the "Series A Warrants") and (y) Series B Warrants to acquire Apricus Common Stock in the form attached as Exhibit B-2 to the Securities Purchase Agreement (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"), in each case, subject to the terms and conditions set forth in the Securities Purchase Agreement;

WHEREAS, Section 10(e) of the Securities Purchase Agreement provides that written consent of the Required Holders (as defined therein) shall be required for any change or amendment to the Securities Purchase Agreement, including, without limitation, any exhibit attached thereto; and

WHEREAS, in compliance with Section 10(e) of the Securities Purchase Agreement, this Agreement shall only be effective and binding on all Buyers upon the execution and delivery of this Agreement and agreements in form and substance identical to this Agreement (other than with respect to the identity of the Investor and proportional changes reflecting the different holdings of the Buyers) (the "Other Agreements" and together with this Agreement, the "Agreements") entered into by and among Seelos, Apricus and such other Buyers who, collectively with the Investor, represent the Required Holders (as defined in the Securities Purchase Agreement) (such time, the "Effective Time").

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Amendments.  The Series A Warrants shall be comprised of two series of Series A Warrants, a Series A-1 Warrant ("A-1 Warrant"), which shall constitute 70% of the Series A Warrants issuable to each Investor pursuant to the Securities Purchase Agreement, and a Series A-2 Warrant ("A-2 Warrant"), which shall constitute 30% of the Series A Warrants issuable to each Investor pursuant to the Securities Purchase Agreement.  The form of A-2 Warrants shall not be amended hereunder and shall be in the form of Exhibit B-1 attached to the Securities Purchase Agreement.  The A-1 Warrants shall be in the form of Exhibit B-1 attached to the Securities Purchase Agreement, except as follows:

(A)         Solely with respect to the A-1 Warrants, the Form of the Series A Warrant attached as Exhibit B-1 to the Securities Purchase Agreement is hereby amended by amending Section 1(g) thereof to delete the following language:

"In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g) and (ii) the highest Weighted Average Price during the period beginning on the date of such attempted exercise and the date that the Company makes the applicable cash payment."

(B)         Solely with respect to the A-1 Warrants, the Form of the Series A Warrant attached as Exhibit B-1 to the Securities Purchase Agreement is hereby amended by amending Section 4(c) thereof to add the language in italics, as follows:

"Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the occurrence or consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock in connection with such Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with such Fundamental Transaction."

(C)         Solely with respect to the A-1 Warrants, the definition of "Black Scholes Consideration Value" set forth in Section 17(g) of the Form of the Series A Warrant attached as Exhibit B-1 to the Securities Purchase Agreement is hereby amended and restated as follows (changes shown):

"[INSERT IN SERIES A WARRANT: "Black Scholes Consideration Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the date of issuance thereof and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) an expected volatility equal to ~~the greater of 100% and~~ the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), or, if the issuance of such Option, Convertible Security or Adjustment Right (as the case may be) is not publicly announced, the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) the underlying price per share used in such calculation shall be the average of the Weighted Average Prices ~~highest Weighted Average Price~~ of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of such Option or Convertible Security (as the case may be) and ending on (A) the Trading Day immediately following the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), or, (B) if the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) is not publicly announced, the date of such issuance, (iv) a zero cost of borrow and (v) a 365 day annualization factor.] [INSERT IN SERIES B WARRANT: Intentionally omitted.]"

(D)         Solely with respect to the A-1 Warrants, the definition of "Black Scholes Value" set forth in Section 17(h) of the Form of the Series A Warrant attached as Exhibit B-1 to the Securities Purchase Agreement is hereby amended and restated as follows (changes shown):

"[INSERT IN SERIES A WARRANT: "Black Scholes Value" means the value of this Warrant calculated using the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to ~~the greater of 100% and~~ the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the greater of (x) the average of the Weighted Average Prices ~~highest Weighted Average Price~~ of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the applicable Fundamental Transaction and ending on (A) the Trading Day immediately following the public announcement of such Fundamental Transaction, if the applicable Fundamental Transaction is publicly announced or (B) the Trading Day immediately following the consummation of the applicable Fundamental Transaction if the applicable Fundamental Transaction is not publicly announced and (y) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 365 day annualization factor.] [INSERT IN SERIES B WARRANT: Intentionally omitted."

(E)         Section 9 of the Securities Purchase Agreement is hereby amended by deleting the reference to "December 31, 2018" and replacing it with "January 18, 2019".

2.           Effectiveness.  This Agreement shall become effective as of the Effective Time.

3.          Ratifications.  Except as otherwise expressly provided herein, each Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that (i) all references in the Securities Purchase Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Securities Purchase agreement shall mean the Securities Purchase Agreement as amended by the First Amendment and this Agreement and (ii) on and after the Closing Date all references in the Warrants to "this Warrant", "hereto", "hereof", "hereunder" or words of like import referring to the Warrants shall mean the Warrants as amended by the First Amendment and this Agreement.

4.           Representations and Warranties.  The Investor represents and warrants to each of Apricus and Seelos, and each of Apricus and Seelos, severally and not jointly, represents and warrants to the Investor as of the date hereof and as of the Effective Time that: Such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement;  this Agreement has been duly executed and delivered on behalf of such Person, and this Agreement constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; the execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

5.           Disclosure. On or before 8:30 a.m., New York City time, on January 7, 2019, Apricus shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, each of Apricus and Seelos hereby acknowledges and agrees that the Investor shall not be in possession of any material, nonpublic information received from Apricus or Seelos, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing. Each of Apricus and Seelos understands and confirms that the Investor will rely on the foregoing in effecting transactions in securities of Apricus and Seelos.

6.          Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.          Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.          Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.          Amendments.  Any amendments or modifications hereto must be executed in writing by all parties hereto, provided, for the avoidance of doubt, that any amendment to any of the Transaction Documents shall be effected in accordance with the terms of the applicable Transaction Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

APRICUS BIOSCIENCES, INC.

By:
Name:
Title:

[Signature Page to 2nd Amendment Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SEELOS THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to 2nd Amendment Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INVESTOR:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to 2nd Amendment Agreement]